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                                                          Exhibit 99.26(f)(1)(c)

                           CERTIFICATE OF AMENDMENT OF
                          ARTICLES OF INCORPORATION OF
                        ADJUSTABLE LIFE INSURANCE COMPANY

At a special meeting of the Shareholders of Adjustable Life Insurance Company held in the City of Saint Paul, State of Minnesota, on the 19th day of January, 1993, the following resolution was duly adopted;

"RESOLVED, That Article I of the Articles of Incorporation of the Company be amendment and restated to read as follows:

                                    ARTICLE I

The name of this company is The Ministers Life Insurance Company."

IN WITNESS WHEREOF, we, James E. Johnson as President and Frank D. FitzPatrick as Secretary of Adjustable Life Insurance Company, have hereunto set out hands and caused the corporate seal of said corporation to be hereunto affixed in the City of Saint Paul, State of Minnesota, on this 19th day of January, 1993.

                                               /s/James E. Johnson
                                               ---------------------------------
                                               James E. Johnson, President


                                               /s/Frank D. Fitzpatrick
                                               ---------------------------------
                                               Frank D. FitzPatrick, Secretary

STATE OF MINNESOTA )
                   ) ss.
COUNTY OF RAMSEY   )

On this 19th day of January, 1993, before me, a Notary Public, personally appeared James E. Johnson and Frank D. FitzPatrick, to me personally known to be the persons who signed the foregoing Amendment to Articles of Incorporation, and who, each being first duly sworn, did respectively state that he, James E. Johnson, is President, and that he, Frank D. FitzPatrick, is Secretary of Adjustable Life Insurance Company; that the seal affixed hereto is the corporate seal of the corporation; that the foregoing amendment was adopted, and that they severally executed said certificate as their free act and deed and acknowledge the same as the free act and deed of said corporation.

                                               /s/Suzanne D. Hustings
                                               ---------------------------------
                                                         Notary Public

The foregoing Certificate of Amendment of Articles of Incorporation of Adjustable Life Insurance Company is hereby approved this 27 day of January, 1993.

                                               ---------------------------------
                                               Commissioner of Commerce